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

                              As filed with the Securities and Exchange Commission on October 3, 2000.

                                                                                                          Registration No. 333-_____
------------------------------------------------------------------------------------------------------------------------------------
                                            SECURITIES AND EXCHANGE COMMISSION
                                                   Washington, D.C. 20549

                                                         FORM S-8

                                               REGISTRATION STATEMENT
                                                           UNDER
                                                THE SECURITIES ACT OF 1933

                                                    INCYTE GENOMICS, INC.
                                         ---------------------------------------
                                  (Exact name of registrant as specified in its charter)

                                 Delaware                                                           94-3136539
                 -----------------------------------------                            ---------------------------------------
                     (State or other jurisdiction of                                             (I.R.S. Employer
                      incorporation or organization)                                           Identification No.)

                            3160 Porter Drive
                          Palo Alto, California                                                       94304
                 -----------------------------------------                            ---------------------------------------
                 (Address of Principal Executive Offices)                                           (Zip Code)

                                      1997 EMPLOYEE STOCK PURCHASE PLAN OF INCYTE PHARMACEUTICALS, INC.
                                      -----------------------------------------------------------------
                                                          (Full title of the plan)

                             ROY A. WHITFIELD                                                        Copy to:
                  President and Chief Executive Officer                                       STANTON D. WONG, ESQ.
                          Incyte Genomics, Inc.                                           Pillsbury Madison & Sutro LLP
                            3160 Porter Drive                                                     P.O. Box 7880
                       Palo Alto, California 94304                                           San Francisco, CA 94120
                              (415) 855-0555                                                      (415) 983-1000
                 -----------------------------------------                            ---------------------------------------
                   (Name, address and telephone number,
                    including area code, of agent for
                                 service)

                                                            CALCULATION OF REGISTRATION FEE

                 Title of                          Amount            Proposed Maximum          Proposed              Amount of
              Securities To                         To Be             Offering Price       Maximum Aggregate        Registration
              Be Registered                     Registered(1)          per Share(2)        Offering Price(2)            Fee

------------------------------------------- ---------------------- --------------------- ---------------------- --------------------

Common Stock, $.001 par value(3)               400,000 shares             $40.47              $16,188,000              $4,274
------------------------------------------- ---------------------- --------------------- ---------------------- --------------------
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(1)      Calculated pursuant to General Instruction E to Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low sales prices of the Company's Common Stock on the Nasdaq National Market on September 28, 2000.

(3) Associated with the Common Stock are Series A Participating Preferred Stock Purchase Rights that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.
                                -----------------

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                          INFORMATION REQUIRED PURSUANT
                      TO GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

         Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on July 16, 1997 (File No. 333-31409) is hereby incorporated by reference.

                                     Part II

INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

     (1) Registrant's Annual Report on Form 10-K (File No. 0-27488) for the fiscal year ended December 31, 1999;

     (2) Registrant's Quarterly Reports on Form 10-Q (File No. 0-27488) for the quarters ended March 31, and June 30, 2000;

     (3) Registrant's Current Reports on Form 8-K dated February 1, February 17, February 22, February 24, March 24, July 25 and August 25, 2000 (File No. 0-27488);

     (4)  The   description  of  the  Common  Stock  contained  in  Registrant's
Registration Statement on Form 8-A filed January 6, 1996 (File No. 0-27488); and

     (5) The description of the Series A Participatory Preferred Stock Purchase Rights contained in Registrant's Registration Statement on Form 8-A filed September 30, 1998 (File No. 0-27488).

     In addition,  all documents  subsequently  filed by Registrant  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                                    EXHIBITS
                                    --------
 Exhibit
  Number   Exhibit
  -----    -------

   5.1     Opinion of Pillsbury Madison & Sutro LLP.

   23.1    Consent of Ernst & Young LLP, Independent Auditors.

   23.2    Consent of PricewaterhouseCoopers LLP, Independent Accountants.

   23.3    Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

   99.1 2000 Amendment to the 1997 Employee Stock Purchase Plan of Incyte Pharmaceuticals, Inc.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on October 2, 2000.

                                      INCYTE GENOMICS, INC.


                                      By        /S/ ROY A. WHITFIELD
                                        ----------------------------------------
                                                  Roy A. Whitfield
                                               Chief Executive Officer
                                             (Principal Executive Officer)


                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roy A. Whitfield and John M. Vuko, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

                 SIGNATURE                                    TITLE                             DATE
                 ---------                                    -----                             ----

          /S/ ROY A. WHITFIELD               Chief Executive Officer (Principal           October 2, 2000
----------------------------------------     Executive Officer) and Director
             Roy A. Whitfield



            /S/ JOHN M. VUKO                 Chief Financial Officer (Principal           October 2, 2000
----------------------------------------
               John M. Vuko                  Financial Officer)



            /S/ TIMOTHY HENN                 Controller (Principal Accounting             October 2, 2000
----------------------------------------     Officer)
               Timothy Henn



        /S/ JEFFREY J. COLLINSON             Director                                     October 2, 2000
----------------------------------------
           Jeffrey J. Collinson


                                     - 2 -


                 SIGNATURE                                    TITLE                             DATE
                 ---------                                    -----                             ----



                                             Chairman of the Board
----------------------------------------
              Randal W. Scott



           /S/ BARRY M. BLOOM                Director                                     October 2, 2000
----------------------------------------
              Barry M. Bloom



         /S/ FREDERICK B. CRAVES             Director                                     October 2, 2000
----------------------------------------
             Frederick B. Craves


             /S/ JON S. SAXE                 Director                                     October 2, 2000
----------------------------------------
                Jon S. Saxe

                                INDEX TO EXHIBITS
                                -----------------

 Exhibit
  Number   Exhibit
  -----    -------

   5.1     Opinion of Pillsbury Madison & Sutro LLP.

   23.1    Consent of Ernst & Young LLP, Independent Auditors.

   23.2    Consent of PricewaterhouseCoopers LLP, Independent Accountants.

   23.3    Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

   99.1 2000 Amendment to the 1997 Employee Stock Purchase Plan of Incyte Pharmaceuticals, Inc.


                                     - 4 -